Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-172252) on Form S-3, pertaining to the 2011 public offering of CVD Equipment Corporation and Subsidiaries of our report dated March 30, 2017 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2016.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

March 30, 2017